EX-99.23(g)(20)
                                  AMENDMENT TO
                  AMENDED AND RESTATED MUTUAL FUND CUSTODY AND
                               SERVICES AGREEMENT


     This Amendment dated the 14th day of August, 2008, to the Amended and Restated Mutual Fund Custody and Services Agreement effective as of May 1, 2001, ("Agreement") by and between JNL Variable Fund LLC ("Fund") and The Bank of New York Mellon (successor by operation of law to Mellon Trust of New England, N.A.) ("Custodian").

     WHEREAS, the Fund and the Custodian have entered into the Agreement;

     WHEREAS, in order to reflect a change in Authorized Persons to add Garett Childs.

     NOW, THEREFORE, the parties hereto agree to amend the Agreement as follows:

1. To delete Appendix A of the Agreement and substitute it with Appendix A attached hereto.

2. Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

3. The Fund and the Custodian hereby each represent and warrant to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the Fund or Custodian to this Amendment.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.


JNL VARIABLE FUND LLC                       THE BANK OF NEW YORK MELLON


By: __________________________________    By:   ________________________________
Name:  Mark D. Nerud                      Name: ________________________________
Title: President                          Title:________________________________

                                   APPENDIX A
                           LIST OF AUTHORIZED PERSONS


     I, Susan S. Rhee, the Secretary of JNL Variable Fund LLC, a Delaware Limited Liability Company organized under the laws of Delaware ( "Fund"), do hereby certify that:

     The following individuals have been duly authorized as Authorized Persons to give Instructions on behalf of the Fund and each fund thereof and the specimen signatures set forth opposite their respective names are their true and correct signatures:

NAME                                       SIGNATURE

Eric Bjornson                              /s/ Eric Bjornson

Garett Childs                              /s/ Garett Childs

Kelly L. Crosser                           /s/ Kelly L. Crosser

Steven J. Fredricks                        /s/ Steven J. Fredricks

J. Kevin Kenely                            /s/ J. Kevin Kenely

Daniel W. Koors                            /s/ Daniel W. Koors

Tracey McLaughlin                          /s/ Tracey McLaughlin

Lynn Mouser                                /s/ Lynn Mouser

Mark D. Nerud                              /s/ Mark D. Nerud

Michael Piszczek                           /s/ Michael Piszczek

Susan S. Rhee                              /s/ Susan S. Rhee


                                           JNL VARIABLE FUND LLC

                                           By: /s/ Susan S. Rhee
                                           Name:  Susan S. Rhee, Secretary
                                           Dated: August 14, 2008